COMCAST CORPORATION

NEWS RELEASE

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Contact:
John R. Alchin, Senior Vice President and Treasurer      (215) 981-7503
William E. Dordelman, Vice President, Finance            (215) 981-7550
Marlene S. Dooner, Senior Director, Investor Relations   (215) 981-7392

FOR IMMEDIATE RELEASE

                  COMCAST-MEDIAONE MERGER AGREEMENT TERMINATED
                 Comcast receives $1.5 Billion Termination Fee

Philadelphia,  PA - May 6,  1999....Comcast  Corporation  announced  today  that
MediaOne has terminated the Merger Agreement dated as of March 22, 1999 between Comcast and MediaOne. MediaOne has paid Comcast the $1.5 billion termination fee, as required under the Merger Agreement.



Comcast Corporation (http://www.comcast.com) is principally engaged in the development, management and operation of broadband cable networks and in the provision of content through principal ownership of QVC, Comcast-Spectacor and Comcast SportsNet, a controlling interest in E! Entertainment Television and through other programming investments.

Comcast's Class A Special Common Stock and Class A Common Stock are traded on The Nasdaq Stock Market under the symbols CMCSK and CMCSA, respectively.



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